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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                         CONTACT:
                                              Sarah Carmody, Investor Relations
                                              617.779.7892
                                              scarmody@amicas.com


                 AMICAS REPORTS FINANCIAL RESULTS FOR THE THIRD
                     FISCAL QUARTER ENDED SEPTEMBER 30, 2005

 AMICAS CONTINUES WITH STRONG REVENUE GROWTH AND A STEADY MARCH TO PROFITABILITY


Boston, MA, October 27, 2005 /PRNewswire/ -- AMICAS, Inc. (Nasdaq: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the quarter ended September 30, 2005.

Total revenues for the third quarter of 2005 were $13.6 million as compared to $10.8 million for the third quarter of 2004, which represents a year over year increase of 27%. Sequentially, from the second quarter of 2005, revenues increased by $0.8 million or 6%.

Operating loss for the third quarter of 2005 was $(1.7) million compared to a loss of $(3.5) million for the third quarter of 2004. The Company's net loss for the third quarter of 2005 was $(0.6) million, or $(0.01) per basic and diluted share, compared to a loss from continuing operations of $(3.9) million, or $(0.09) per basic and diluted share, for the third quarter of 2004.

The Company's operating loss of $(1.7) million for the third quarter of 2005 includes a $2.5 million litigation settlement for the Jones case, $0.2 million of earn-out settlement, and $0.9 million of depreciation and amortization.

For the first nine months of 2005 total revenues were $38.5 million, a 27% increase compared to $30.2 million for the first nine months of 2004. Loss from continuing operations for the first nine months of 2005 was $(2.8) million, or $(0.06) per basic and diluted share, compared to a loss from continuing operations of $(13.3) million, or $(0.31) per basic and diluted share, for the first nine months of 2004.

Dr. Stephen Kahane, CEO and chairman of AMICAS said, "Demand for imaging and information management solutions continues at a good pace. Solid revenue growth, both sequentially and year over year, indicates that our focus and operational enhancements over the past few quarters are reaping rewards. In addition, we took a significant charge for settlement of the Jones case, a matter related to a 1999 transaction. We are pleased to have that behind us. I know of no other material claims remaining against the Company. In addition, putting the settlement related charges aside, income from operations for the quarter was strong as compared to the third quarter of 2004 loss from operations of $(3.5) million."

Peter McClennen, president and COO of AMICAS said, "The new AMICAS team has really come together. We continue to build the foundation for growth which delivered strong results in Q3 with significantly improved cross functional execution yielding what we believe to be a record number of customer implementations in Q3. This included hospitals, imaging centers and private practices. We expanded our technology with the release of Vision Series(TM) PACS
4.1 and further increased our capacity in our proven customer focused AMICAS Insight ServicesSM professional services offerings. We're building out strong marketing and sales capacity and look forward to a great RSNA to propel us into 2006."
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Dr. Kahane went on to say that, "AMICAS remains in an excellent position in an excellent market. We believe that our cash resources and financial flexibility remain strong and support our ability to further enhance customer and stockholder value."

AMICAS ended the quarter with cash and cash equivalents of $86.0 million, no long-term debt and working capital of $76.1 million.

AMICAS management reaffirmed its guidance for fiscal 2005 revenues to increase between 21% and 23% compared to 2004. The Company said that it continues to expect to have operating income adjusted to exclude depreciation, amortization and the earnout related charges as a percentage of revenues in the 10% to 15% range in the fourth quarter of 2005. Additionally, the Company expects to be net income positive in the fourth quarter of 2005.


ABOUT AMICAS, INC.

AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS(R) Vision Series(TM) products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight ServicesSM, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.

SAFE HARBOR STATEMENT
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company's quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; the inability to achieve revenues from combined lines of products; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS' businesses generally and as set forth in AMICAS' most recent filings with the Securities and Exchange Commission. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS RELEASE. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, September 30, 2005 contained in this press release are subject to review by the Company's independent registered public accounting firm.


                                       2
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                                  AMICAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                       -------------------------    ------------------------
                                                                              SEPTEMBER 30,               SEPTEMBER 30,
                                                                       -------------------------    ------------------------
                                                                           2005          2004          2005          2004
                                                                        ----------    ----------    ----------    ----------

REVENUES
 Maintenance and services                                                $  9,692      $  7,459      $ 27,047      $ 21,268
 Software licenses and system sales                                         3,920         3,291        11,444         8,938
                                                                        ----------    ----------    ----------    ----------
TOTAL REVENUES                                                             13,612        10,750        38,491        30,206
                                                                        ----------    ----------    ----------    ----------


COSTS AND EXPENSES
Cost of revenues:
 Maintenance and services                                                   1,707         1,394         4,292         4,506
 Software licenses and system sales, includes
 amortization of software costs of $489, $795, $1,477 and $2,383,
 respectively                                                               1,282         1,628         4,094         4,248
Selling, general and administrative                                         6,904         8,070        22,247        24,580
Research and development                                                    2,274         2,413         6,836         7,066
Depreciation and amortization                                                 441           490         1,401         1,567
Settlement of earn-out                                                        193          --           1,747          --
Settlement of litigation                                                    2,471          --           2,471          --
Restructuring charges                                                        --             285         1,023           285
                                                                        ----------    ----------    ----------    ----------
                                                                           15,272        14,280        44,111        42,252
                                                                        ----------    ----------    ----------    ----------
OPERATING LOSS                                                             (1,660)       (3,530)       (5,620)      (12,046)


NON-OPERATING INCOME (EXPENSE)
Interest income                                                               751            42         1,680            95
Interest expense                                                               (2)         (367)         (751)       (1,091)
                                                                        ----------    ----------    ----------    ----------
LOSS FROM CONTINUING OPERATIONS,
 BEFORE INCOME TAXES                                                         (911)       (3,855)       (4,691)      (13,042)
(Benefit) provision for income taxes                                         (346)           75        (1,846)          225
                                                                        ----------    ----------    ----------    ----------
LOSS FROM CONTINUING OPERATIONS                                              (565)       (3,930)       (2,845)      (13,267)

Gain on the sale of discontinued operations, net of taxes of $34,600         --            --          46,070          --
Income (loss) from discontinued operations                                   --           3,559          --          10,721
                                                                        ----------    ----------    ----------    ----------
NET (LOSS) INCOME                                                        $   (565)     $   (371)     $ 43,225      $ (2,546)
                                                                        ==========    ==========    ==========    ==========


NET (LOSS) INCOME PER SHARE


 Basic:
   Continuing operations                                                 $  (0.01)     $  (0.09)     $  (0.06)     $  (0.31)
   Discontinued operations                                                   --            0.08          1.01          0.25
                                                                        ----------    ----------    ----------    ----------
                                                                         $  (0.01)     $  (0.01)     $   0.95      $  (0.06)
                                                                        ==========    ==========    ==========    ==========

 Diluted:
   Continuing operations                                                 $  (0.01)     $  (0.09)     $  (0.06)     $  (0.31)
   Discontinued operations                                                   --            0.08          1.01          0.25
                                                                        ----------    ----------    ----------    ----------
                                                                         $  (0.01)     $  (0.01)     $   0.95      $  (0.06)
                                                                        ==========    ==========    ==========    ==========


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:

 Basic                                                                     47,208        43,552        45,663        43,454
 Diluted                                                                   47,208        43,552        45,663        43,454

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                                  AMICAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  SEPTEMBER 30,        DECEMBER 31,
ASSETS                                                                 2005                2004
                                                                 ---------------     ---------------
Current assets:
 Cash and cash equivalents                                            $  85,985           $  12,634
 Accounts receivable, net                                                12,766              11,423
 Computer hardware held for resale                                          150                 279
 Deferred income taxes, net                                                --                28,200
 Prepaid expenses and other current assets                                1,362               3,053
 Current assets of discontinued operations
                                                                           --                10,551
                                                                 ---------------     ---------------
TOTAL CURRENT ASSETS                                                    100,263              66,140

Property and equipment, net                                               1,056               1,988
Goodwill                                                                 27,313              27,313
Acquired/developed software, net                                         10,112              11,580
Other intangible assets, net                                              2,618               2,938
Other assets                                                                941               1,447
Non-current assets of discontinued operations
                                                                           --                22,480
                                                                 ---------------     ---------------
TOTAL ASSETS                                                          $ 142,303           $ 133,886
                                                                 ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
 Accounts payable and accrued expenses                                $  14,033           $  12,045
 Deferred revenue, including unearned discounts                           8,547              10,474
 Current portion long-term debt                                            --                 9,657
 Other current liabilities                                                1,554                --
 Current liabilities discontinued operations                               --                13,996
                                                                 ---------------     ---------------
TOTAL CURRENT LIABILITIES                                                24,134              46,172

Long-term debt                                                             --                19,017
Non-current liabilities of discontinued operations                         --                 2,813
Other liabilities, primarily unearned discounts                             855               1,229

Stockholders' equity:
 Preferred stock $.001 par value; 2,000,000 shares authorized;
 none issued and outstanding                                               --                  --
 Common stock  $.001 par value; 200,000,000 shares authorized;               50                  46
 47,975,548 and 46,338,568 shares issued
 Additional paid-in capital                                             221,318             211,888
 Accumulated deficit                                                    (97,582)           (140,807)
 Treasury stock, at cost, 1,985,502 shares                               (6,472)             (6,472)
                                                                 ---------------     ---------------
TOTAL STOCKHOLDERS' EQUITY                                              117,314              64,655
                                                                 ---------------     ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 142,303           $ 133,886
                                                                 ===============     ===============